LAW OFFICES OF
                              DIETRICH & ASSOCIATES
                           11300 W. OLYMPIC BOULEVARD
                                    SUITE 800
                              LOS ANGELES, CA 90064
                                 (310) 312-6888
                                FAX (310 312-6680
                                VENTURELAW@LA.COM




October 2, 2000


Shirely Ooi
AGATE TECHNOLOGIES, INC.
519 Montague Expressway
Milpitas, CA  95035
(Fax): (408) 956-7955

Re:      Private Financing

Dear Shirley:

         We are pleased to offer the following proposal to provide financing for your existing financial needs:

1. Morse Financial and its agents, Chicago Investment Group, will raise, in a private placement, a total of $2,000,000, based upon an anticipated price-per-unit of $1.00, for acquisition of a share and additional securities to be issued to Morse Financial or its designees, in the form of "A" and "B" warrants, exercisable within 6 months and 18 months, respectively. The "A" warrants will be at an exercise price of $1.00, and the "B" warrants will have an exercise price of $1.50. The initial $1,000,000 in funds will be raised within one (1) months of execution of this agreement, so long as Agate remains current in its fillings with the SEC and no unanticipated regulatory restrictions are imposed upon the company by either the SEC or the NASD.

2. Brokerage fees, finder's fees and similar charges by agents or commisionaires will be included in the gross amount of the offering, but will be limited to no greater than 15%. However, legal fees, costs of accounting and audit, printing charges, fees for transfer agents, and other costs of compliance with SEC listing requirements will remain the responsibility of the company and will be paid by the company from operations or from other proceeds.

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October 2, 2000
Page 2


3. Investors will be acquiring restricted securities under Rule 506 exemption, and all will be "accredited" as that term is used in Rules 501 through 503.

4. Morse Financial or its designees will receive an investment banking fee of 500,000 shares of restricted stock, deliverable within 10 days of agreement, plus the "A" and "B" warrants described in paragraph 1 above.*

         There will be several documents which will be drafted and executed to accomplish the goals set forth above but, unless specifically so indicated within the terms of those modifications must be signed by authorized representatives of the company and of the Investment Group to be effective.

         If these terms are acceptable, please contact the undersigned and execute a copy of this letter to notify the various parties that agreement has been reached.

Respectfully,


/s/ Christopher H. Dietrick

Christopher H. Dietrick
Counsel to Morse Financial, Inc.




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* The delivery of these shares will represent advance payment of the services to be rendered under paragraph (1)